UNITED STATES SECURITIES AND EXCHANGE COMMISSION

(File Number #333-172260)

Washington, D. C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Foreclosure Venture Capital, Inc.

Cik - 0001509191

New Jersey	6510	27-2486077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2104 Grier Ave. Linden New Jersey 07036

Telephone: 908 447-2522, 732 771-6211 Fax: 908 355-2257

jimenezenid@hotmail.com or natgpatel@gmail.com

Esther Jimenez, CEO and Natavarbhai Patel, President

Copies of all communications to:

2104 Grier Ave., Linden, New Jersey 07036

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock(.0001 per share)	10,000,000	$1.00	$10,000,000	$1161.00

(1)	The price was arbitrarily determined by the Company.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Required Delaying Amendment rule 473(a)- DEL- AM
The registrant hereby amends this registration statement on February 22, 2011 as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED FEBRUARY 14, 2011

PRELIMINARY PROSPECTUS

Foreclosure Venture Capital, Inc.

2104 Grier Ave., Linden, N.J. 07036

908 447-2522 and 732 771-6211

10,000,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

This prospectus relates to the offering (the "Offering") of up 10,000,000 shares of common stock (the "Shares") of Foreclosure Venture Capital, Inc. ("Registrant"), in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Shares will be sold through the efforts of our sole officer and director. Our officer and director will not receive any compensation for her role in selling such Shares. The offering price is $1.00 per share (the "Offering Price"). The offering period will begin on the date the Company's registration statement is declared effective :

1) Upon effective date by the Securities and Exchange Commission (the "SEC"). The Company will offer the Shares on a best efforts basis, and there will be no minimum amount required to close the Offering. All proceeds from sale of the Shares are non-refundable. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. Prior to this Offering, there has been no public market for the common stock of the Company.

This is our initial public offering. Prior to this Offering there has been no public market for our common stock and we have not applied for any quotation system such as otc ( pink sheet )on any public market.After the Effective Date, Ceo & President will sell common stocks to public without the help of broker dealers.We may in future seek quotation of our common stock on the OTC Bulletin Board aka Pink Sheet which is privately owned company and regulated by the Financial Industry Regulatory Authority, Inc. ("FINRA").

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" . THESE SHARES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this Offering, the Company, or the Shares offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is ( effective date )_______________, 2011

.

TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	5
Forward Looking Statements	7
Use of Proceeds	7
Determination of Offering Price	8
Dividend Policy	9
Dilution	8
Plan of Distribution	9
Description of Securities	10
Interests of Named Experts and Counsel	11
Description of Business	11
Description of Property	11
Subsidiaries	13
Market For Common Equity And Related Stockholder Matters	13
Shares Available for Future Sale	13
Security Ownership of Certain Beneficial Owners and Management	14
Management's Discussion and Analysis of Financial Condition and Results of Operation	15
Legal Matters	11
Directors and Officers	15
Executive Compensation	16
Certain Relationships and Related Transactions	16
Corporate Governance	16
Organization Within Last Five Years	18
Disclosure of Commission Position on Indemnification	18
Where You Can Find More Information	19
Financial Statements	19

Item 3. PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the Shares. You are urged to read this Prospectus in its entirety, including the information under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision.

Overview

This Prospectus relates to the offering of shares by the Company on a self-underwritten basis. The Company proposes to raise $10,000,000 (the "Offering Amount") through the sale of 10,000,000 shares of the common stock of the Company (each a "Share" and collectively the "Shares") at the price of $1.00 per Share (the "Offering") as more fully described in the "Plan of Distribution." No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

Our only source for cash at this time are investments by officers in our Corporation.We need to raise approximately $10,000,000 to purchase distressed real estate properties such as free standing buildings, hotels, motels, apartment buildings, office buildings and medical buildings, senior housing, etc. and for day to day operating expenses. We buy all these real estate properties through foreclosure auctions,short sales and REO's, etc.

Potential investors should be aware that following persons are awarded 22,000,000 shares at inception - 0.0001 per share ( Statement of Ownership )

Esther Jimenez, CEO ..10,000,000 shares, Natavarbhai Patel, PRESIDENT ...10,000,000 shares

Purvi Patel, DIRECTOR ..1,000,000 shares, Neeti Patel, DIRECTOR ..1,000,000 shares

The Company

The Company is A Real Estate Operator and Lessor Company.The company purchases distress real estate assets in free standing buildings, hotels, motels, apartment buildings, office buildings and medical buildings, senior housing, etc . The company rehabilitates and re-sells these assets hopefully at profit and unsold properties are rented. We are a new company guided and run by experienced CEO ( Ex-Real Estate company Owner/Agent ) and President ( Ex- RE Broker, EX-Mortgage Banker ).

The Terms of the Offering

Securities Being Offered	The Company is offering for sale - 10,000,000 shares of common stock.

Offering Price	The Offering Price is $1.00 per Share. The Offering Price was determined arbitrarily by the Company.

Terms of the Offering	The Shares will be sold through the efforts of our sole officers and director beginning on the date this registration statement is declared effective (the "Effective Date") by the SEC.

Offering Period	The Shares may be sold following the Effective Date of the Company's Registration Statement. The offering will conclude when all 10,000,000 shares have been sold or 36 months which ever is shorter.

Minimum Number of Shares to be Sold in the Offering	- 10,000,000.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" .

Common Stock Issued And Outstanding Before Offering	100,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering	Upon completion of the Offering, we will have 68,000,000 shares of common stock issued and outstanding if we sell all of the Shares offered in this Offering.

Net Proceeds to Our Company	Assuming 10,000,000 shares are sold in this Offering, the estimated net proceeds will be $10,000,000. Offering expenses estimated at $10,000 will be paid from cash on hand.

Use of Proceeds	The Company will use the net proceeds from the Offering substantially for purchasing distressed properties and general working capital.

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do anticipate paying dividends for the foreseeable future.
Lock Period	All insiders such as CEO, President, Directors and all employees of the corporation will not be allowed to sell any shares for 180 days from effective date and must comply with Rule 144.
Our Investors	Unlimited Accredited investors,
Investors Information

All investors can find company information such as security filing: 10-Q, 10-K, 8-K, etc. at no cost to anyone who is interested can be found on our website address foreclosureventurecapital.com,also can be found at securities and exchange commission website.

4.

Summary Financial Information

Balance Sheet Data	December 31, 2010

Cash and Cash Equivalents	$1,000
Total Current Assets	$1,000
Current Liabilities	$-
Total Stockholder's Equity ( 100,000,000 @0.0001 per share)	$10,000

Statement of Operations From Incorporation on May 5, 2010 To December 31, 2010
Revenue	$-
Net Loss	$0

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering. The risks described below are not the only ones we will face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations. If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment. We make various statements in this section which constitute "forward-looking" statements.

Risks Relating to Our Company

1. The resale of the purchased property may be delayed and we must rent out at lower profit margin or remain vacant for an extended period.

2. The contractors insurance may have lapse without our knowledge therefore causing an increase in liability.

3. Court cost may incur due to non-payment of rent from tenant or breach of contract.

4. Unexpected environmental expenses, undisclosed by seller.

5. In the event we do not raise enough capital our sole officer and director will loan only a limited amount of money to us, we will require additional funds to continue operations.

6. We may not be able to sell all of the Shares included in this Offering.

7. Our operations require permits for occupancy from governmental agencies which may delay the process. We may be unable to obtain these permits in a timely manner, on reasonable terms or not at all.

8. It is not always possible to fully insure all our properties against all risks.

9. We need to raise approximately $10,000,000 in this Offering in order to commence our operation. If we are unable to sell all of the Shares included in this Offering, we may not be able to do business or will be limited to do business based on the capital raised.

10 . Because we have not yet commenced business operations, evaluating our business is difficult.

Although substantial benefits may be derived from our operation, we cannot assure you that the Company will benefit from all our investments all the time or that it can obtain the funds required on a timely basis .

11. Weather interruptions in the area of the Property may delay or prevent renting or selling.

12. We compete with many large and small companies in our business, established or non established companies like ours.

13. Upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $10,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.

Risks Associated with Our Common Stock

The Offering Price of the Shares is arbitrary.

The Offering Price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The offering price of the Shares was determined arbitrarily and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell, since our company is not listed on a major trading corporation such as NASDAQ. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.Certain Company actions and the interests of stockholders may differ time to time.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. You will incur immediate and substantial dilution of the price you pay for your Shares. We may in the future issue additional common shares to acquire additional properties, compensate officers, directors and employees , if any , may dilute our share value. Also it may dilute share value if share splits.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters .

Recent U. S. legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors' independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

We are not quoted on any trading exchange but If quoted on the OTC ( Privately owned company ) the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares or may loose entire amount of investment.

Currently, there is no public market for our stock and our stock may never be traded on any exchange, or, if traded, a public market may not materialize. Even if our shares are quoted for trading on the OTC ( Privately owned company) following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

.	variations in quarterly operating results;
.	our announcements of significant commissions and achievement of milestones;
.	our relationships with other companies or capital commitments;
.	additions or departures of key personnel;
.	sales of common stock or termination of stock transfer restrictions;
.	changes in financial estimates by securities analysts, if any; and
.	fluctuations in stock market price and volume.
.	Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

The Company will deposit offering proceeds into its operating account upon receipt and use them to conduct its business and operations, and proceeds are non-refundable.

Item 4.USE OF PROCEEDS

10,000,000 Shares are subscribed for in this Offering, the gross proceeds from this Offering will be $10,000,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this Offering:

Offering Proceeds	$10,000,000

Initial purchase of properties and re-habitation	$9,990,000
Working Capital	10,000
Total	$10,000,000

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company's financial condition, results of operations or future prospects, (2) the Company's business and growth strategies and (3) the Company's financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company's inability to raise additional funds to support operations and capital expenditures, the Company's inability to effectively manage its growth, the Company's inability to achieve greater and broader market acceptance in existing and new market segments, the Company's inability to successfully compete against existing and future competitors and other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Item 5. DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. The Offering Price of the Shares has been determined arbitrarily by the Company and bears no direct relationship to our assets, book value, earnings, or other established criteria for valuing a privately/public held company. In determining the number of Shares to offer and the Offering Price, We took into consideration our capital structure and the amount of money we would need to implement our business plan. The Offering Price of the Shares should not be considered an indication of the actual or subsequent trading value of our common stock.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

a.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

c.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
f.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with :

a. bid and offer quotations for the penny stock;

b. the compensation of the broker-dealer and its salesperson in the transaction;

c. a monthly account statement showing the market value of each penny stock held in the customer's account.

d. any other information required by security department at state and federal level.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans other than mentioned. See item 6 below.

Item 6. DILUTION

Dilution represents the difference between the Offering Price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to May 5th, 2010.

Dilution Table

Distribution

Company's total outstanding shares(100%)	100,000,000
Number of Shares This Initial Offering	10,000,000
Esther Jimenez ,CEO , initial allocated shares (Statement of ownership)	10,000,000
Natavarbhai Patel, PRESIDENT, initial allocated shares (Statement of ownership)	10,000,000
Neeti Patel, DIRECTOR, initial allocated shares	1,000,000
Purvi Patel, DIRECTOR, initial allocated shares Outstanding shares to be offered in the future after this offering	1,000,000 68,000,000

Tax Considerations

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the federal, state and any applicable foreign tax consequences relating to their investment in the Shares.

Dividend Policy

We have not paid any dividends since the inception of the company. We plan to pay dividends in the foreseeable future, but, will depend upon future earnings, capital raise and operating expenses. At present, our policy is to retain earnings, if any, to pursue our business plan.

Loans

If and when we mortgage our assets we will pay interest to lenders and thus reducing shareholders equity.

Currency

We may buy properties in other countries which will have effect on assets and profits, because of the currency fluctuation.

Item 7. Selling Security Holders - Only Foreclosure Venture Capital, Inc will sell in this offering.

Item 8. PLAN OF DISTRIBUTION

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our Shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing or quotation. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, such market may or may not be sustained in the future. Accordingly, the Shares should be considered totally illiquid, which inhibits investors' ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's investments operating results, announcements of, new products and/or services or new contracts by the Company or its competitors, adoption of new accounting standards or regulatory requirements affecting the real estate investment business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company's common stock.

The Offering

The Company is offering to sell up to 10,000,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Offering Price is $1.00 per Share. The Offering Period will begin on the Effective Date. The Company is offering the Shares on a best efforts basis, and there will be no minimum amount required to close the Offering. If all the Shares are not sold, there is the possibility that the amount raised may be minimal.

No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations. All proceeds from sale of the Shares are non-refundable. If an investor's subscription is accepted by Company, the subscription funds, together with any interest earned on the funds, will be immediately drawn upon and used by the Company. Subscription funds are non-refundable.

The sole officer and director of the Company reserves the right at her option to purchase Shares pursuant to the terms of this Prospectus, but any such purchase shall be without discount and at the full Offering Price per Share.

Shares will be sold through the efforts of the officers of the Company. There will be no participation by underwriters or broker-dealers. The Shares will be sold in accordance with the laws of the states in which the Shares are offered and/or sold. This offering will also comply sec. regulation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise not limited to through the internet, and hold investment meetings. We will also distribute the prospectus to potential qualified investors . No Shares purchased in this Offering will be subject to any kind of lock-up agreement. Our officer, director, control person and insiders do not intend to, but may, purchase any Shares in this Offering.

WE INTEND TO SELL OUR SHARES TO PURCHASERS WHO MEETS BELOW GUIDELINE/GUIDELINES :

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

9.

While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

Expenses of Offering

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses, accounting and audit expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or "blue sky," laws. It is estimated that the expenses of the Offering will approximate $10,000.

Procedures and Requirements for Subscription

If after carefully reviewing this Prospectus, you desire to purchase Shares, you must do the following:

(1) Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

(2) Forward the Subscription Agreement to Foreclosure Venture Capital, Inc..,2104 Grier Ave. Linden, New Jersey, 07036, with a check payable to "Foreclosure Venture Capital, Inc. " in an amount equal to the total purchase price for the number of Shares you desire to purchase.Subscriptions, once received by the Company, are irrevocable.

No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for the Shares will be accepted or rejected within 48 hours of our having received them. Issuer to deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for info. We have the right to limit the amount of shares one individual or companies can buy.

Item 9.DESCRIPTION OF SECURITIES TO BE REGISTERED

The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and By-Laws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of the date of this prospectus, there are 22,000,000 shares of common stock issued and outstanding to officers and directors.

Voting Rights

Each stockholder is entitled to one (1) vote for each share of common stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any dividends since the inception of the company. We plan to pay dividends in the foreseeable future, but, will depend upon future earnings, capital raise and operating expenses. At present, our policy is to retain earnings, if any, to pursue our business plan.

Transfer Agent

We will act as our own registrar and transfer agent. All the records will be kept at 2104 Grier Ave. Linden, N.J. 07036.

Penny Stock Regulation

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

The officers ( Ceo and President ) will act as expert and counsel in this offering without any compensation.

Item 11. Information with Respect to Registrant

a. Description of the Business(The Company)

The Company is A Real Estate Operator and Lessor Company.The company will purchase distress real estate assets in free standing buildings, hotels, motels, apartment buildings, office buildings and medical buildings, Senior housing, etc. The company will rehabs or improve occupancy and re sells these assets hopefully at a profit and unsold properties will be rented.

b. Description Of Property - We are a new company, no acquired properties at this time. All assets will be purchased later from offering.

c.Legal proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest

Common Equity Securities Offering

The Company is offering to sell up to 10,000,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Offering Price is $1.00 per Share. The Offering Period will begin on the Effective Date. The Company is offering the Shares on a best efforts basis, and there will be no minimum amount required to close the Offering. If all the Shares are not sold, there is the possibility that the amount raised may be minimal.

No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations. All proceeds from sale of the Shares are non-refundable. If an investor's subscription is accepted by Company, the subscription funds, together with any interest earned on the funds, will be immediately drawn upon and used by the Company. Subscription funds are non-refundable.

The sole officer and director of the Company reserves the right at her option to purchase Shares pursuant to the terms of this Prospectus, but any such purchase shall be without discount and at the full Offering Price per Share.

Shares will be sold through the efforts of the officers of the Company. There will be no participation by underwriters or broker-dealers at this time. The Shares will be sold in accordance with the laws of the states in which the Shares are offered and/or sold.

Only after our registration statement is declared effective by the SEC, we do intend to hold accredited investors seminar and meetings. We will also distribute the prospectus to potential qualified investors. No Shares purchased in this Offering will be subject to any kind of lock-up agreement but officers and directors Of Foreclosure Venture Capital, Inc will not be allowed to sell for 180 days from effective date.

a. Summary Financial Information

Balance Sheet Data	December 31, 2010

Cash and Cash Equivalents	$1,000
Total Current Assets	$1,000
Current Liabilities	$-
Total Stockholder's Equity (100,000,000 @0.0001 per share )	$10,000

Statement of Operations From Incorporation on May 5, 2010 To December 31, 2010
Revenue	$-
Net Loss	$0

Expenses of Offering

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses, accounting and audit expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or "blue sky," laws. It is estimated that the expenses of the Offering will approximate $10,000.

Procedures and Requirements for Subscription

If after carefully reviewing this Prospectus, you desire to purchase Shares, you must do the following:

(1) Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

(2) Forward the Subscription Agreement to Foreclosure Venture Capital, Inc..,2104 Grier Ave. Linden, New Jersey, 07036, with a check payable to "Foreclosure Venture Capital, Inc. " in an amount equal to the total purchase price for the number of Shares you desire to purchase. Subscriptions, once received by the Company, are irrevocable. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for the Shares will be accepted or rejected within 48 hours of our having received them. Investors deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; or call FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information.

Employees and Employment Agreements

At present, we have no employees and no employment agreements. Our President and CEO provide services on a consultant basis without compensation. We anticipate that we will be conducting most of our business through agreement with consultants and third parties.

Reports to Stockholders

We will make our financial information available to stockholders and any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company. We will become subject to certain disclosure filing requirements once our S-1 registration statement becomes effective and will be required to file periodic reports. We intend at some time in the future to register our common stock under Section 12 of the Exchange Act which would expand and extend our reporting requirements. The timing of the filing of the registration of our common stock under the Exchange Act has not yet been determined. The public may read and copy any materials that we file with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

SUBSIDIARIES - We do not have any subsidiaries.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC ( Pravitely owned company) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC or, if quoted, that a public market will materialize.

Obtaining a market maker to sponsor a company's securities is required to obtain a quotation of the securities on the OTC ( Privately owned company ). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our common stock. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC.

We intend to apply for quotation of the securities on the OTC , but there can be no assurance that we will be able to obtain this listing. All securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared to the SEC.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

SHARES AVAILABLE FOR FUTURE SALE

Upon completion of this Offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 68,000,000 shares of our common stock. The remaining 22,000,000 restricted shares of common stock then outstanding are owned by our sole officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

10,000,000 shares will be in public float after this offering.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

A.	1% of the number of shares of common stock then outstanding, or
B.

The average weekly trading volume of common stock on the OTC quotation system during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Restrictions on the Use of Rule 144 by Former Shell Companies

Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

  The issuer of the securities that was formerly a shell company has ceased to be a shell company;
  The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
  The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

  Holders of Our Common Stock

  As of the date of this Prospectus, we have four (CEO, PRESIDENT, 2 DIRECTOR's) stockholder of record.

  Stock Options and Warrants

  To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

  Dividends

  There are no restrictions in our Articles of Incorporation or By-Laws that prevent us from declaring dividends. Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend. The New Jersey Statutes provide that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. We have not declared any dividends, and we plan to declare any dividends in the foreseeable future.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  On May 5th, 2010, we issued an aggregate of 22,000,000 shares of our common stock to our founders ( officers ) and director for aggregate consideration of per share value 0.0001.

  We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him.

  Table below provides information regarding the beneficial ownership of our common stock as of the date of this Prospectus

  Esther Jimenez, CEO .....10,000,000 and ____________Natavarbhai Patel, PRESIDENT .....10,000,000

  Neeti Patel, DIRECTOR.....1,000,000 and ____________Purvi Patel, DIRECTOR . . 1,000,000

  Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

  f. Selected Financial Data

  The Company was organized on May 5th, 2010. Our total current assets as of December 31, 2010 is $1,000.

  g. Supplementary Financial Information

Balance Sheet Data	December 31, 2010

Cash and Cash Equivalents	$1,000
Total Current Assets	$1,000
Current Liabilities	$-
Total Stockholder's Equity	$10,000

Statement of Operations From Incorporation on May 5, 2010 To December 31, 2010
Revenue	$-
Net Loss	$0

  h. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "Risk Factors" and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

  Summary Financial Information

Balance Sheet Data	December 31, 2010

Cash and Cash Equivalents	$1,000
Total Current Assets	$1,000
Current Liabilities	$-
Total Stockholder's Equity	$10,000

Statement of Operations From Incorporation on May 5, 2010 To December 31, 2010
Revenue	$-
Net Loss	$0

  I.Disagreements with accountants

  We incorporated the company on May 5th, 2010 and we did hire any company accountant for future continuous business, therefore no disagreements on financial condition and/or results of operations to date.

  j. Quantitative and qualitative disclosures about market risks

  We are Real estate operator lessor company - Quantitative and qualitative disclosures about market risks are as follows:

  See Prospectus page 5 under - Risk Factors

  K. Information about directors and executive officers

  Esther Jimenez, CEO age (53)

  Natavarbhai Patel, PRESIDENT age (63)

  Neeti Patel, DIRECTOR age (28)-daughter of President

  Purvi Patel, DIRECTOR age (32)-daughter of President

  L & M. Executive Compensation

  Esther Jimenez, CEO .10,000,000 ( Statement Of Ownership )

  Natavarbhai Patel, PRESIDENT . ..10,000,000. ( Statement Of Ownership )

  Neeti Patel, DIRECTOR . . ..1,000,000. ( Statement Of Ownership )

  Purvi Patel, DIRECTOR . 1,000,000. ( Statement Of Ownership )

  N. Controlled persons transactions

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Other than the transactions discussed in the stock offering, none of the officers of the board of directors has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Esther Jimenez, CEO and Natavarbhai Patel, PRESIDENT each owns 10% of company shares.

  CORPORATE GOVERNANCE

  We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any mayor exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our directors performs these functions. When seeking nominees to serve as director, our directors will evaluate the candidacy of an individual based on his or her educational background and his or her relevant experience and professional stature. Our directors also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

  11A. Material Changes

  No material changes since the company's inception May 5,2010-New Corporation

  12. Incorporation of Certain Information by Reference

  Upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $10,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.

  Overview

  The Company is a Real Estate Operators and lessor company. The company purchases distressed real estate assets in free standing buildings, hotels, motels, apartment buildings, office buildings, medical buildings and senior housing etc. The company rehabs and re sells these assets hopefully at profit and unsold properties are rented. We are a new company and we have not generated any revenue as of yet.

  Plan of Operation

  We are a new company. We have not yet started operations or generated or realized any revenues from our business operations. We will not buy any properties until we have an investment reserve available to do so.

  We do not intend to hire employees at this time. All of the work on the Property will be conducted by unaffiliated independent contractors that we will hire.

  Liquidity and Capital Resources

  We are attempting to raise money from this Offering to generate cash to begin operation.

  The Company has no firm cash commitments for capital expenditures and is expending no capital pending completion of this Offering. The Company expects that the proceeds from this Offering together with cash on hand will be sufficient to support its business plan for twelve months.

  Results of Operations

  We did not earn any revenues from our corporation since its inception.

  Off-Balance Sheet Arrangements

  We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

  DIRECTORS AND OFFICERS

  The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified. The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office. The ages, positions held, and duration of terms of the directors and executive officers are as follows:

  Our sole executive officers and directors and their ages as of the date of this Prospectus is as follows:

  Esther Jimenez, CEO age (53)-------- No time frame

  Natavarbhai Patel, PRESIDENT age (63)--------No time frame

  Neeti Patel, DIRECTOR age (28)------ term one year or more

  Purvi Patel, DIRECTOR age (32)------- term one year or more

  The person named above has held their offices/positions since the inception of our Company and is expected to hold their offices/positions until the next annual meeting of our stockholders.

  Biographical Information

  Set forth below is a brief description of the background and business experience of our sole executive officer and director:

  1. Esther Jimenez, CEO ___________________ holds a B.S. Degree in Organization Management,1990.

  Owner of Borges Realty, Inc., 1993-2010

  2. Natavarbhai Patel, PRESIDENT _____________holds a M.S. Degree in Mathematics, 1972.

  Real Estate Broker/Owner, Peter Paul Agency, 1981-1994.

  Mortgage Officer, American Royal Mortgage, 1994-1998.

  Mortgage Broker/Owner, Comfort Mortgage Corp., 1998-2007.

  3. Neeti Patel, DIRECTOR ____________________holds a M.S. in Medical Science, 2008.

  Medical student at Spartan University to become M.D.

  4. Purvi Patel, DIRECTOR ___________________holds an Associate Degree in Pharmacy.

  Real Estate Investor 2002 to present.

  Term of Office

  Our directors are appointed for one-year terms to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

  Board Composition

  Our Bylaws provide that the Board of Directors shall consist of at least one but not more than nine members as fixed from time to time by action of the Board of Directors. Each director serves for a term that expires until the next annual meeting of stockholders and until her successor shall have been elected and qualified, or until her earlier resignation, removal from office, or death.

  Committees of the Board of Directors

  We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

  Potential Conflicts of Interest

  Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

  Director Independence

  As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

  Our determination of independence of directors is made using the definition of "independent director" defined under NASDAQ Marketplace Rule 5605(a)(2) and by the regulations of the Securities Exchange Act of 1934. However, we are not at this time required to have our Board comprised of a majority of "independent directors" because we are not subject to the listing requirements of any national securities exchange or national securities association.

  The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director's business and other relationships with the Company, its affiliates and senior management.

  Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

  Stockholder Communications with the Board

  We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

  EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid by us for the period from inception until December 31, 2010 for our sole officer and director. This information includes the dollar value of stocks granted. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

  Esther Jimenez, CEO .10,000,000 shares @0.0001 per share = $1000

  Natavarbhai Patel, PRESIDENT 10,000,000 shares @0.0001 per share = $1000

  Neeti Patel, DIRECTOR ..1,000,000 shares @0.0001 per share = $100

  Purvi Patel, DIRECTOR . . 1,000,000 shares @0.0001 per share = $100

  Since our incorporation on May 5, 2010,we have not compensated and have no arrangements to compensate officers and directors .

  Outstanding Equity Awards at 2010 Fiscal Year-End

  We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officers and directors since our inception; accordingly, none were outstanding at as of this date.

  Compensation of Directors

  The sole members of our board of directors are not compensated for their services other than stock offered as of May 5th, 2010. The Board has not implemented a plan to award options to any directors. There are no contractual arrangements with our board of directors. We have no director's service contracts.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Other than the transactions discussed in the stock offering, none of the officers of the board of directors has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us.

  CORPORATE GOVERNANCE

  We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any major exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our directors performs these functions. When seeking nominees to serve as director, our directors will evaluate the candidacy of an individual based on his or her educational background and his or her relevant experience and professional stature. Our directors also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

  ORGANIZATION WITHIN LAST FIVE YEARS

  We were organized under the laws of the State of New Jersey on May 5, 2010 to engage in the business of real estate acquisition , sales and lessors of our corporate owned properties.

  12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  The State of New Jersey Statutes allows us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The State of New Jersey Statutes permit a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

  The State of New Jersey Statutes prohibit indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the State of New Jersey General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

  The State of New Jersey Statutes also provide that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution. Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the Shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

  13. Common Equity Securities Offering and Distribution

  See Plan of Distribution and Offering Item 8.

  14. Indemnification of Directors and Officers

  Potential investors should be aware that following officers and directors awarded common stocks.

  Esther Jimenez, CEO ..10 Million shares ( 10% beneficial owner )- Natavarbhai Patel, PRESIDENT ...10 Million ( 10% beneficial owner )

  Purvi Patel, DIRECTOR ..1,000,000 shares - Neeti Patel, DIRECTOR ..1,000,000 shares

  Total out of 100,000,000 shares

  15. Recent Sales of Unregistered Securities - None

  16.Exhibit and Financial Statement Schedule

  Foreclosure Venture Capital, Inc.
  CIK-0001509191
  A Real Estate Operator and Lessor Company

  FINANCIAL STATEMENTS

ASSETS AS OF December 31, 2010
Current assets
Cash	$1,000
Total current assets	$1,000

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	0
Total current liabilities	0

		Page 19
STOCKHOLDERS' EQUITY

Common stock: $0.0001 par value - 100,000,000 authorized and issued. = $10,000

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foreclosure Venture Capital, Inc. as of December 31, 2010.

  Item 17. Undertakings

  The undersigned registrant undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii) To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  5. For determining any liability under the Securities Act of 1933 to any purchaser:

  (i) We shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

  (ii) We shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule

  430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (iii) We shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  Signatures

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Linden state of New Jersey on February 14, 2011.

Foreclosure Venture Capital, Inc.

By: Esther Jimenez Ceo and Natavarbhai Patel, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

___________________Esther Jimenez	CEO, Chief Executive	______________2011

___________________Natavarbhai Patel	President	______________2011

  Copies of all communications to:

  Esther Jimenez, CEO and Natavarbhai Patel, PRESIDENT

  .